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                               ENDORSEMENT NO. 2

                         Attached to and made a part of
                            AGREEMENT OF REINSURANCE
                                    NO. 8295
                                    between
                        GENERAL REINSURANCE CORPORATION
                                      and
                    AMERICAN COMPENSATION INSURANCE COMPANY

    IT IS MUTUALLY AGREED that, retroactive to the inception of this Agreement, the first paragraph of ARTICLE XIII - CONTINGENT COMMISSION is amended to read:

    IT IS FURTHER AGREED that, effective 12:01 A.M., January 1, 1999, this Agreement is amended as follows:

    I - As respects losses resulting from occurrences taking place at and after such time and date, ARTICLE IV is amended to read:

"ARTICLE IV - LIABILITY OF THE REINSURER

    (a) Under Cover A, the Reinsurer shall pay to the Company, with respect to worker's compensation and employers' liability business of the Company, the amount of net loss each occurrence, other than non-sudden and accidental occupational disease, in excess of the Company Retention but not exceeding the Limits of Liability of the Reinsurer as follows:

         The Company Retention shall be $300,000.

         The Limits of Liability of the Reinsurer shall be for the:

         (1) First Excess Cover, $700,000 excess of $300,000;

         (2) Second Excess Cover, $9,000,000 excess of $1,000,000;

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         (3) Third Excess Cover, the difference between statutory limits and
             $10,000,000. However, under this Third Excess Cover, the Reinsurer's liability as respects each earthquake occurrence shall not exceed $20,000,000.

             For purposes of this provision, the term "earthquake occurrence" shall be deemed to mean an occurrence or series of occurrences arising out of one earthquake, including fire following directly occasioned by the earthquake, provided that only the claims and losses sustained by the Company during the continuous period of 168 hours selected by the Company shall be used in the determination of the net loss; and only one such continuous period of 168 hours shall apply with respect to one earthquake.

    (b) Under Cover B, the Reinsurer shall pay to the Company, with respect to non-sudden and accidental occupational disease, the amount of net loss each occurrence which is first reported by the Company to the Reinsurer while this Agreement remains in effect in excess of the Company Retention of $300,000, but not exceeding the Limit of Liability of the Reinsurer $19,700,000. Further, the liability of the Reinsurer shall not exceed $19,700,000 with respect to all occurrences first reported by the Company to the Reinsurer during any one calendar year that this Agreement remains in effect.

    II - As respects losses resulting from occurrences taking place at and after such time and date, the first paragraph of ARTICLE V - LOSS IN EXCESS OF POLICY LIMITS is amended to read:

    "Notwithstanding the provisions of the article entitled MANAGEMENT OF CLAIMS AND LOSSES, if a third party claimant is awarded an amount in excess of the Company's policy limit and, as a result of the Company's or RTW's failure to settle within the policy limit or of the Company's or RTW's alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action, an action is taken by the insured or assignee which could impose legal liability on the Company for an amount in excess of the Company's policy limit, 95% of that portion of the award made to the third party claimant which is in excess of the Company's policy limit shall be added to the Company's net loss from the occurrence and the total shall be allocated in accordance with the

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article entitled LIABILITY OF THE REINSURER. However, in no event shall the
Reinsurer's liability for any loss in excess of the Company's policy limit exceed 95% of $10,000,000."

    III - As respects losses resulting from occurrences taking place at and after such time and date, the first paragraph of ARTICLE VI - EXTRA CONTRACTUAL OBLIGATIONS is amended to read:

    "Notwithstanding the provisions of the article entitled MANAGEMENT OF CLAIMS AND LOSSES, if the Company incurs an extra contractual obligation, 95% of the extra contractual obligation shall be added to the Company's net loss from the occurrence and the total shall be allocated in accordance with the article entitled LIABILITY OF THE REINSURER. However, in no event shall the Reinsurer's liability for any extra contractual obligation exceed 95% of $10,000,000."

    IV - The third paragraph of ARTICLE VII - COMMENCEMENT AND TERMINATION OBLIGATIONS is amended to read:

    "Either party may terminate this Agreement at December 31, 2000 or any subsequent December 31st, by sending to the other, by registered mail to its principal office, not less than 90 days prior written notice."

    V - As respects losses resulting from occurrences taking place at and after such time and date, ARTICLE VIII is amended to read:

"ARTICLE VIII - COMPANY POLICY AMOUNTS

    For the purposes of determining the Company Retention and the Limits of Liability of the Reinsurer, the limits of liability of the Company with respect to any one policy shall be deemed not to exceed:

    (a) Workers' Compensation              Statutory


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    (b)  Employers' Liability

         (1) Bodily Injury by Accident    $5,000,000 each accident
         (2) Bodily Injury by Disease     $5,000,000 policy limit
         (3) Bodily Injury by Disease     $5,000,000 each employee"

    VI - As respects losses resulting from occurrences taking place at and after such time and date, the second paragraph of paragraph (d) of
          ARTICLE IX - DEFINITIONS is amended to read:

          "This term shall include declaratory judgment expense incurred by the Company in contesting insurance coverage on the policies covered hereunder. However, in no event shall the Reinsurer's liability for any declaratory judgment expense exceed $5,000,000."

    VII - As respects losses resulting from occurrences taking place at and after such time and date, ARTICLE X is amended to read:

"ARTICLE X - EXCLUSIONS

    This Agreement shall not apply to:

    (a) Business accepted by the Company as reinsurance from other insurers other than its affiliates and through a Specific Retrocessional Agreement No. 2073 between the Company and the Reinsurer;

    (b) "Self-insurance" or "self-insured obligations", howsoever styled, of the Company, its affiliates or subsidiaries, or any insurance wherein the Company, its affiliates or subsidiaries, are named as the insured party, either alone or jointly with some other party, notwithstanding that no legal liability may arise in respect thereof by reason of the fact that the Company, its affiliates or subsidiaries, may not be obligated by law to pay a claim to itself, its affiliates or subsidiaries;

    (c) Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including pools or associations in which membership by the Company is required under any statutes or regulations; however, this exclusion shall not apply to the Company's involuntary participation in assigned risk plans in so far as the class of business is one written by the Company;

    (d) Any liability of the Company arising from its participation or membership in any insolvency fund;

    (e)  Insurance with respect to operations involving:

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          (1) Aircraft flight operations or operations in which the flying hazard is a major part of the insured's operations;

          (2) Manufacturing, packing, handling, shipping, or storage of explosives, substances intended for use as an explosive, ammunitions, fuses, arms, magnesium, propellant charges, detonating devices, fireworks, nitroglycerine, celluloid, or pyroxylin; however, this exclusion shall not apply to the incidental packing, handling or storage of same in connection with the sale of such substances. Firearm manufacturing shall not be excluded;

          (3) Gas companies, dealers, or distributors, except those in the gasoline service station business; oil or gas operators, lease operators or contractors; oil or gas well works; oil or gas pipeline construction or operations; oil rig and derrick work; onshore or offshore gas or oil drilling operations. Gasoline hauling shall not be excluded if the insured's primary operation is retail gasoline distribution and the tankers are used to distribute to the risk's own locations only;

          (4) Production, refining, handling, shipping or storage of "flammable liquids" or "flammable gases" as defined by the National Fire Protection Association; however, this exclusion shall not apply to the incidental handling or storage of same in connection with the sale of such substances;

          (5) Railroad operation or construction of railroads;

          (6) Maritime or federal employments; steamship lines, agencies, or stevedoring, navigation or operation of vessels; operation of drydocks; marine wrecking; and including all United States Longshoremen's and Harbor Workers' exposures except as incidental and necessary to the primary operation;

          (7) Sewer and subway construction, shaft sinking, or tunnelling;

          (8) Wrecking or demolition;

          (9) Underground mining, strip mining, or quarrying;

         (10) Off-shore or subaqueous work;

         (11) Caisson or coffer dam work; dam, dike, lock or revetment construction;

         (12) Chemical manufacturing, which includes the following class codes promulgated by NCCI. In the event the NCCI class

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              codes don't apply, the corresponding state specific code is excluded. Any new codes developed by combining or subdividing these codes are also excluded:

              4536 Acid Mfg.
              4585 Ammonia Mfg.
              4586 Ammonium Nitrate Mfg.
              4741 Asphalt or Tar Distilling or Refining
              4828 Chemical Blending or Mixing
              4829 Chemical Mfg. NOC
              4703 Dextrine Mfg.
              1472 Distillation - Wood
              1474 Distillation - Wood - Destructive Process & Drivers 2130 Distillery - Spiritous Liquor
              4771 Explosives or Ammunition Mfg. NOC
              4583 Fertilizer Mfg.
              4653 Glue Mfg.
              4557 Ink Mfg.
              4439 Lacquer or Spirit Varnish Mfg.
              4740 Oil Refining - Petroleum
              4558 Paint Mfg.
                   Pulp Mfg. - Chemical Process
              4758 Rocket Engine Ignitor Mfg. & Drivers
              4759 Rocket Engine Mfg. - Solid Propellant & Drivers
              4720 Soap Mfg.
              4751 Synthetic Rubber Mfg.
              1473 Turpentine or Resin Mfg.
              4561 Varnish Mfg.
              2416 Yarn Dyeing or Finishing;

         (13) Nuclear Regulatory Commission projects or operations conducted under license from the Nuclear Regulatory Commission;

         (14) Asbestos removal;

         (15) Firefighters and police officers including armed security guards.

    If the Company provides insurance for an insured with respect to any operations listed in exclusion (e), except exclusions (e)(2) and (e)(4), and if such operations constitute only a minor and incidental part of the total operations of the insured, such exclusion(s) shall not apply. Minor and incidental is defined as 10% or less of the total premium for the account.

    If the Company is bound, without the knowledge of and contrary to the instructions of the Company's supervisory underwriting personnel, on any business falling within the scope of

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one or more of the exclusions set forth in this Article these exclusions, except
(a) through (d), (e)(2) and (e)(3) shall be suspended with respect to such business until 30 days after an underwriting supervisor of the Company acquires knowledge of such business."

   VIII - As respects new and renewal policies of the Company becoming effective at and after such time and date and policies of the Company in force at such time and date, ARTICLE XII is amended to read:

    IN WITNESS WHEREOF, the parties hereto have caused this Endorsement to be

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executed in duplicate,

this   6th   day of   JANUARY   , 1997,

                                 GENERAL REINSURANCE CORPORATION

                                   /s/ Tom Collett
                                 -----------------------------
                                         Vice President

Attest: /s/ E.A. Collins
        -----------------------------

and this 15th day of January, 1999.

                                 AMERICAN COMPENSATION INSURANCE
                                          COMPANY

                                    /s/ Tim C. Chan
                                 -----------------------------

Attest: /s/ Jeffrey B. Murphy
        -----------------------------


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